Exhibit 99.1

WESTAR ENERGY ANNOUNCES 2015 RESULTS
TOPEKA, Kan., Feb. 24, 2016 - Westar Energy, Inc. (NYSE:WR) today announced earnings of $292 million, or $2.11 per share, for 2015 compared with earnings of $313 million, or $2.40 per share, for 2014. Fourth quarter 2015 earnings were $39 million, or $0.28 per share, compared with earnings of $43 million, or $0.33 per share, for the fourth quarter 2014.

Net income for 2015 decreased primarily from lower retail sales, due largely from the effects of mild weather, with the fourth quarter being the second warmest in more than a century. Additionally, energy marketing margins were $11 million lower than the unusually strong results from the year prior and the company having recorded a $14 million customer refund obligation for transmission revenues. The decrease in revenues was partially offset with rate adjustments and lower operating and maintenance expense.

Net income for the fourth quarter 2015 decreased primarily from lower retail sales due to the extremely warm winter weather and the company having recorded a $3 million customer refund obligation for transmission revenues. For the quarter, too, the decrease in revenues was partially offset with rate adjustments and lower operating and maintenance expense.

In addition to the decrease in net income, basic EPS decreased for the quarter and year as a result of the company having issued more shares of common stock.
Earnings Guidance
The company finalized 2016 earnings guidance of $2.38 to $2.53 per share and posted to its website a summary of factors it considers to be principal drivers and assumptions used in arriving at earnings guidance. The summary is located under Supplemental Materials within the Investors section of the company website at www.WestarEnergy.com.
Dividend Declaration
The Board of Directors today declared a quarterly dividend of 38 cents per share payable April 1, 2016, on the company's common stock payable to shareholders of record as of March 9, 2016. The new dividend reflects a 6 percent increase over the company's previous quarterly dividend of 36 cents per share, and results in an indicated annual dividend of $1.52 per share.
Conference Call and Additional Company Information
Westar Energy management will host a conference call Thursday, Feb. 25, 2016 with the investment community at 10 a.m. ET (9 a.m. CT). Investors, media and the public may listen to the

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Westar Energy announces 2015 results

conference call by dialing 866-515-2914, participant code 92913091. A webcast of the live conference call will be available at www.WestarEnergy.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed fourth quarter and year-end 2015 financial information, the company's annual report on Form 10-K for the period ended Dec. 31, 2015 and other filings the company made with the Securities and Exchange Commission are available on the company's website at www.WestarEnergy.com.

Westar Energy, Inc. (NYSE: WR) is Kansas' largest electric utility. For more than a century, we have provided Kansans the safe, reliable electricity needed to power their businesses and homes. Every day our team of professionals takes on projects to generate and deliver electricity, protect the environment and provide excellent service to our nearly 700,000 customers. Westar has 7,200 MW of electric generation capacity fueled by coal, uranium, natural gas, wind and landfill gas. We are also a leader in electric transmission in Kansas. Our innovative customer service programs include mobile-enabled customer care, a smart meter pilot project and paving the way for electric vehicle adoption. Our employees live, volunteer and work in the communities we serve.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2015 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; and (2) other factors discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

Media Contact:
Gina Penzig
Media Relations Manager
Phone: 785-575-8089
Gina.Penzig@westarenergy.com
Media line: 888-613-0003

Investor Contact:
Cody VandeVelde
Director, Investor Relations
Phone: 785-575-8227
Cody.VandeVelde@westarenergy.com

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Westar Energy announces 2015 results

Westar Energy, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2015	2014	Change	% Change	2015	2014	Change	% Change
	(In Thousands, Except Per Share Amounts)
REVENUES:
Residential	$157,843	$164,522	$(6,679)	(4.1)	$768,618	$793,586	$(24,968)	(3.1)
Commercial	161,640	165,082	(3,442)	(2.1)	712,400	727,964	(15,564)	(2.1)
Industrial	95,751	100,478	(4,727)	(4.7)	400,687	414,997	(14,310)	(3.4)
Other retail	(11,654)	(6,592)	(5,062)	(76.8)	(17,155)	(24,180)	7,025	29.1
Total Retail Revenues	403,580	423,490	(19,910)	(4.7)	1,864,550	1,912,367	(47,817)	(2.5)
Wholesale	68,869	102,003	(33,134)	(32.5)	318,371	392,730	(74,359)	(18.9)
Transmission	60,765	64,527	(3,762)	(5.8)	241,835	256,838	(15,003)	(5.8)
Other	12,751	6,419	6,332	98.6	34,408	39,768	(5,360)	(13.5)
Total Revenues	545,965	596,439	(50,474)	(8.5)	2,459,164	2,601,703	(142,539)	(5.5)
OPERATING EXPENSES:
Fuel and purchased power	101,561	166,077	(64,516)	(38.8)	561,065	705,450	(144,385)	(20.5)
SPP network transmission costs	57,392	55,713	1,679	3.0	229,043	218,924	10,119	4.6
Operating and maintenance	82,026	89,347	(7,321)	(8.2)	330,289	367,188	(36,899)	(10.0)
Depreciation and amortization	82,062	73,172	8,890	12.1	310,591	286,442	24,149	8.4
Selling, general and administrative	70,711	70,807	(96)	(0.1)	250,278	250,439	(161)	(0.1)
Taxes other than income tax	43,854	36,054	7,800	21.6	156,901	140,302	16,599	11.8
Total Operating Expenses	437,606	491,170	(53,564)	(10.9)	1,838,167	1,968,745	(130,578)	(6.6)
INCOME FROM OPERATIONS	108,359	105,269	3,090	2.9	620,997	632,958	(11,961)	(1.9)
OTHER INCOME (EXPENSE):
Investment earnings	3,372	3,414	(42)	(1.2)	7,799	10,622	(2,823)	(26.6)
Other income	866	4,956	(4,090)	(82.5)	19,438	31,522	(12,084)	(38.3)
Other expense	(3,899)	(4,196)	297	7.1	(17,636)	(18,389)	753	4.1
Total Other Income (Expense)	339	4,174	(3,835)	(91.9)	9,601	23,755	(14,154)	(59.6)
Interest expense	42,682	45,043	(2,361)	(5.2)	176,802	183,118	(6,316)	(3.4)
INCOME BEFORE INCOME TAXES	66,016	64,400	1,616	2.5	453,796	473,595	(19,799)	(4.2)
Income tax expense	24,190	18,627	5,563	29.9	152,000	151,270	730	0.5
NET INCOME	41,826	45,773	(3,947)	(8.6)	301,796	322,325	(20,529)	(6.4)
Less: Net income attributable to noncontrolling interests	2,591	2,324	267	11.5	9,867	9,066	801	8.8
NET INCOME ATTRIBUTABLE TO WESTAR ENERGY, INC.	39,235	43,449	(4,214)	(9.7)	291,929	313,259	(21,330)	(6.8)
Earnings per common share, basic	$0.28	$0.33	$(0.05)	(15.2)	$2.11	$2.40	$(0.29)	(12.1)
Average equivalent common shares outstanding	141,713	131,467	10,246	7.8	137,958	130,015	7,943	6.1
DIVIDENDS DECLARED PER COMMON SHARE	$0.36	$0.35	$0.01	2.9	$1.44	$1.40	$0.04	2.9
Effective income tax rate	36.64%	28.92%			33.50%	31.94%

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